                                                                                                                                EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement Form S-8 pertaining to the 2006 Directors Stock Option Plan of RF Micro Devices, Inc. and subsidiaries of our reports dated May 25, 2006, with respect to the consolidated financial statements and schedule of RF Micro Devices, Inc. and subsidiaries, included in its Annual Report (Form 10-K) for the year ended April 1, 2006 and RF Micro Devices, Inc. and subsidiaries management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of RF Micro Devices, Inc. and subsidiaries, filed with the Securities and Exchange Commission.

                                                                                                                /s/ Ernst & Young LLP
                                                                                                                     Ernst & Young LLP

Raleigh, North Carolina

July 28, 2006